SETTLEMENT AGREEMENT This Settlement Agreement (including all schedules and exhibits hereto, this “Settlement Agreement”) is entered into this 13th day of January, 2023 (the “Execution Date”), by and between PhaseBio Pharmaceuticals, Inc., a Delaware corporation (“PB”), and SFJ Pharmaceuticals X, Ltd., a Cayman Islands corporation (“SFJ”). PB and SFJ are individually referred to herein as a “Party” and collectively as the “Parties.” Recitals WHEREAS, on January 9, 2020, the Parties entered into the Co-Development Agreement (the “CDA”) to co-develop and commercialize a drug product containing bentracimab, a promising and novel drug therapy that functions as a reversal agent to the antiplatelet effects of a blood thinning medication called ticagrelor. WHEREAS, the CDA sets forth the rights and obligations of the Parties and provides, among other things, (i) that “SFJ shall be the sole and exclusive owner of the Trial Data Package including the Research Results included therein,” CDA § 11.1.1.4; (ii) for PB’s grant of a first priority perfected security interest to SFJ in substantially all of PB’s assets, CDA § 7, subject to certain exceptions listed in the CDA; and (iii) that, if PB issues a going concern qualification in its audited financials (a “Going Concern Notice”) and fails to remedy it within 180 days, SFJ “may deliver written notice PB electing to cause PB’s business related to the Product to be transferred to SFJ” and within ten days of delivery of such notice, PB and SFJ “shall execute and deliver a Program Transfer Agreement in the form [attached to the CDA] as Exhibit O . . . which shall effect the Program Transfer effective as of the date SFJ delivers the Program Transfer Notice to PB,” CDA § 3.20. WHEREAS, on April 3, 2020, PB and SFJ Pharmaceuticals, Inc. (“SPI”) entered into a Clinical Supply Agreement (the “CSA”) in connection with the CDA. WHEREAS, on July 17, 2020, SFJ filed a UCC-1 form with the Delaware Secretary of State and thereby perfected its security interest in PB’s assets. WHEREAS, on March 24, 2022, PB issued a Going Concern Notice to SFJ. WHEREAS, PB failed to cure its “Going Concern Condition” (as that term is defined in the CDA) during the 180-day cure period under the CDA. WHEREAS, on September 21, 2022, SFJ sent a letter (the “Program Transfer Notice”) to PB demanding the transfer of PB’s business related to bentracimab (the “Program”). WHEREAS, PB failed to execute the “Program Transfer Agreement” (as that term is defined in the CDA) and take other necessary steps to effectuate the transfer of control and ownership of the Program to SFJ by the October 1, 2022 deadline under the CDA.

2 WHEREAS, on October 7, 2022, SFJ commenced a suit against PB in the United States District Court for the Eastern District of Pennsylvania, Civil Action No. 2:22-cv-04027 (the “Prepetition Litigation”), asserting claims for breach of contract, declaratory relief with respect to the validity and enforceability of the CDA and Program Transfer Notice, and injunctive relief. WHEREAS, on October 23, 2022, PB commenced a voluntary case under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”), before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), pending under Case No. 22-10995 (LSS) (the “Chapter 11 Case”). WHEREAS, on October 31, 2022, PB filed its Complaint for Recharacterization and Declaratory Relief [Adv. Docket No. 1] (the “Complaint”) and thereby commenced Adversary Proceeding Case No. 22-50456 (LSS) (the “Adversary Proceeding”), seeking, inter alia, (i) to recharacterize the CDA as an equity investment and holding SFJ’s asserted security interest void, and (ii) declaratory relief that PB, rather than SFJ, owns the Trial Data Package. WHEREAS, on November 7, 2022, SFJ filed its Counterclaim and Answer to Complaint for Recharacterization and Declaratory Relief [Adv. Docket No. 10] (the “Counterclaim and Answer”) (i) responding to the Complaint, (ii) asserting breach of contract and other counterclaims, (iii) seeking declaratory relief that (a) SFJ is a valid lienholder with a perfected security interest in substantially all of PB’s assets and (b) SFJ is the rightful owner of the Trial Data Package and the Program, and (iv) seeking a determination of the value of SFJ’s security interest. WHEREAS, on November 15, 2022, PB filed its Answer to Counterclaim [Adv. Docket No. 21], responding to SFJ’s Counterclaim and Answer and asserting, inter alia, that the Going Concern Notice and Program Transfer Notice and related provisions of the CDA are unenforceable ipso facto provisions. WHEREAS, on November 18, 2022, SFJ filed SFJ Pharmaceuticals X, Ltd.’s Motion for Judgment on the Pleadings [Adv. Docket No. 25] (the “Motion for Judgment on the Pleadings”) requesting that the Bankruptcy Court enter judgment on the pleadings rejecting all of PB’s claims and granting SFJ’s counterclaims without a trial. WHEREAS, on December 2, 2022, PB filed PhaseBio Pharmaceuticals, Inc.’s Opposition to SFJ Pharmaceuticals X, Ltd.’s Motion for Judgment on the Pleadings [Adv. Docket No. 38] responding to SFJ’s Motion for Judgment on the Pleadings. WHEREAS, on December 8, 2022, PB and SFJ filed their respective pre-trial briefs [Adv. Docket Nos. 46 & 47]. WHEREAS, on December 8, 2022, SFJ filed SFJ Pharmaceuticals X, Ltd.’s Reply in Further Support of Motion for Judgment on the Pleadings [Adv. Docket No. 43] in reply to PB’s opposition to SFJ’s Motion for Judgment on the Pleadings.

3 WHEREAS, on December 10, 2022 SFJ filed SFJ Pharmaceuticals X, Ltd.’s Motion in Limine to Exclude Parol Evidence Regarding Ownership of the Trial Data Package [Adv. Docket No. 54] (the “Motion in Limine”). WHEREAS, on December 12, 2022, PB filed its opposition [Adv. Docket No. 55] to SFJ’s Motion in Limine. WHEREAS, the Bankruptcy Court scheduled a trial to consider the disputes raised in the Adversary Proceeding on December 13, 2022 and December 15, 2022. WHEREAS, the Parties participated in a mediation of the disputes raised in the Adversary Proceeding beginning November 28, 2022, which was mediated by The Honorable Michelle M. Harner; WHEREAS, after arms’ length negotiations, the Parties have agreed to resolve the disputes raised in the Adversary Proceeding and the Prepetition Litigation pursuant to the terms set forth herein. WHEREAS, on December 12, 2022, the Parties entered into that certain Transaction Term Sheet [Adv. Docket No. 58]. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and intending to be legally bound hereby, the Parties hereto agree as follows: Agreement 1. Acquisition/Disposition of Acquired Assets. a. The 9019 and Sale Order (as defined below)1 shall provide that, upon the occurrence of the Effective Date of this Settlement Agreement, and upon the terms and subject to conditions of this Settlement Agreement: i. SFJ owns the Trial Data Package; ii. SFJ holds an allowed secured claim in the amount of $120 million (the “Secured Claim”), which Secured Claim is secured by substantially all of PB’s assets; b. The 9019 and Sale Order shall provide that upon the occurrence of the Effective Date of this Settlement Agreement, pursuant to sections 105, 363, and 365 of the Bankruptcy Code and Rule 9019 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), on the closing date (the “Closing Date”) of the Transaction (defined below), PB shall transfer to SFJ the Acquired Assets (as defined in the Program Transfer Agreement (as defined 1 “9019 and Sale Order” is defined in Section 9(b)(i) of this Settlement Agreement.

4 below)) free and clear of all Encumbrances (as defined in the Program Transfer Agreement (as defined below)) on the terms set forth in the Program Transfer Agreement by and between PB and SFJ, attached hereto as Exhibit 1 (the “Program Transfer Agreement”) (such transaction, the “Transaction”).2 c. On the terms and subject to the conditions contained herein and in the Program Transfer Agreement as set forth more fully in the Program Transfer Agreement: i. On the Effective Date, PB shall transfer to SFJ, and SFJ shall acquire from PB, the Acquired Assets in satisfaction of the Secured Claim, which PB hereby stipulates and acknowledges is a valid transfer pursuant to section 363 of the Bankruptcy Code; ii. On the Effective Date, SFJ shall pay to PB in immediately available funds on the Closing Date the amount of $32.9 million in cash (the “Closing Consideration”), net of the Interim Funding Amount and the Direct DIP Payoff (each as defined below), the proceeds of which PB shall use to: 1. immediately and indefeasibly pay in full, in cash, all obligations owing under the DIP Facility (as defined in the Final DIP Order) and under the DIP Loan Documents as defined in the Final DIP Order) to the DIP Lender (as defined in the Final DIP Order) (collectively, the “DIP Obligations”) in accordance with the terms of the DIP Loan Documents, including the Final Order (I) Authorizing the Debtor to Obtain Postpetition Financing; (II) Granting Security Interests and Superpriority Administrative Expense Status; (III) Granting Adequate Protection; (IV) Modifying the Automatic Stay; (V) Authorizing Use of Cash Collateral; (VI) Scheduling a Final Hearing and (VII) Granting Related Relief [Docket No. 142] entered by the Bankruptcy Court in the Chapter 11 Case (the “Final DIP Order”), which payment shall be made by SFJ, pursuant to PB’s separate written authorization to SFJ in connection with the Closing, by wire transfer in immediately available funds on the Closing Date to the DIP Lender (the “Direct DIP Payoff”), and the amount of the Closing Consideration paid by SFJ directly to PB shall be reduced by the amount of such Direct DIP Payoff; 2. pay any Expense Reimbursement to Chiesi Farmaceutici S.p.A. approved by the Bankruptcy Court pursuant to the Order (A) Authorizing and Approving Bidding Procedures and Stalking Horse Bid Protections, (B) Scheduling an Auction and a Sale Hearing, (C) Approving the Form and Manner of Notice 2 Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Program Transfer Agreement.

5 Thereof, (D) Establishing Notice and Procedures for the Assumption and Assignment of Certain Executory Contracts and Leases, and (E) Granting Related Relief [Docket No. 199]; 3. pay Product-related post-petition essential vendor payments (excluding payments to BioVectra Inc. (“BioVectra”)) incurred on or prior to December 31, 2022 by PB; and 4. in PB’s discretion and in consultation with the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case, use the remaining Closing Consideration, after payment of the items listed in Section 2(c)(ii)(1)–(3) above, to pay costs necessary or appropriate to administer and wind down the chapter 11 estate after the closing of the Transaction (collectively, the “Permitted Uses”). iii. In addition to the Closing Consideration, SFJ shall pay all Product-related post-petition essential vendor payments (excluding payments to BioVectra) incurred on or after January 1, 2023 (a) by PB, at SFJ’s direction and in accordance with a budget to be agreed to by the Parties by no later than December 28, 2022, or (b) by SFJ; iv. In addition to the Closing Consideration, SFJ shall negotiate and pay administrative claims asserted by BioVectra for manufacturing conducted during the post-petition period (A) in the maximum amount of $5.8 million upon acceptance of the BLA for filing by the FDA and (B) solely in the event that SFJ assumes that certain Supply Agreement, dated as of March 10, 2021, between PB and BioVectra (the “BioVectra Agreement”), such additional amount (if any) as shall be approved by the Bankruptcy Court, with such additional amount (if any) to be paid upon Regulatory Approval by the FDA. Subject to the foregoing sentence, the terms for payment to BioVectra shall be negotiated between SFJ and BioVectra; provided, however, that the negotiation of such new terms shall not be a condition to the Closing (for the avoidance of doubt, the Closing may occur prior to the payments described in this section or section (c)(iii) above having been made by SFJ); v. SFJ shall pay to PB a one-time cash payment of $2.5 million in immediately available funds (the “Interim Funding Amount”) upon execution of the Program Transfer Agreement, in connection with PB’s written authorization for SFJ to communicate with the Food and Drug Administration and other applicable regulatory authorities regarding bentracimab (the “Regulatory Communication Authorization”), which Interim Funding Amount shall be credited against the Closing Consideration upon the closing of the Transaction. In the event the Transaction does not close by

6 January 31, 2023, the Regulatory Communication Authorization shall terminate, with the Interim Funding Amount remaining available to fund PB’s estate, and SFJ’s Secured Claim shall be increased by the same amount, but which increased amount shall remain junior to the DIP Financing. For the avoidance of doubt, any liens securing the Interim Funding Amount or superpriority claims on account of the Interim Funding Amount shall be junior and subordinate to the DIP Liens and DIP Superpriority Claims and SFJ shall not receive or retain any payments, property or other amounts in respect of the Interim Funding Amount unless and until the DIP Obligations and the Prepetition First Lien Lender Secured Obligations (as defined in the Final DIP Order) have indefeasibly been paid in cash. vi. SFJ shall pay royalties to PB (or PB’s assignee) in accordance with the terms of the Program Transfer Agreement; and vii. In addition to the Closing Consideration, on or after the Effective Date, in accordance with the procedures and conditions set forth in section 2 below, SFJ shall pay the Cure Amounts in connection with the Assumed and Assigned Contracts. 2. Treatment of Executory Contracts and Unexpired Leases Related to the Acquired Assets. PB shall assume and assign to SFJ pursuant to section 365 of the Bankruptcy Code those executory contracts and unexpired leases associated with the Acquired Assets that are expressly designated by SFJ to be assumed and assigned, in SFJ’s sole discretion (together with all agreements with BioVectra, the “Assumed and Assigned Contracts”) on the terms set forth in the Program Transfer Agreement. SFJ shall be entitled to designate the Assumed and Assigned Contracts as being assumed and assigned until the earlier of (x) sixty (60) days after the Closing Date and (y) the effective date of a confirmed plan in the Chapter 11 Case. SFJ shall pay cure amounts (the “Cure Amounts”) under the Assumed and Assigned Contracts in such amount and manner as may be agreed to by the non-debtor counterparty to an Assumed and Assigned Contract and SFJ, provided, however, if the non-debtor counterparty to a proposed Assumed and Assigned Contract and SFJ do not reach an agreement by the Designation Deadline regarding the amount and manner of Cure Costs to be paid, then such Contract shall be deemed an Excluded Asset (as defined in the Program Transfer Agreement) and not an Assumed and Assigned Contract. 3. Employees; Transition Services Agreement. PB and SFJ shall cooperate in designating certain employees of PB to be offered full-time employment opportunities at SFJ in connection with the Transaction in accordance with the terms of the Program Transfer Agreement; provided, however, acceptance of such employment with SFJ shall not be a condition to the closing of the Transaction. At the Closing, PB and SFJ shall enter into a transition services agreement as contemplated by the Program Transfer Agreement, pursuant to which transition services agreement PB’s transition services shall be provided for six months by Susan Arnold, Jonathan Birchall, Glen Burkhardt, Kris Hanson, John Lee, Jonathan Mow, and Lauren Richardson, at no further cost or expense to SFJ.

7 4. Release of Claims. For the mutual promises herein and for other good and valuable consideration set forth in this Settlement Agreement and the Program Transfer Agreement, the sufficiency of which is hereby acknowledged, the Parties agree to the following mutual releases, which shall become effective upon the occurrence of the Effective Date of this Settlement Agreement; provided, however, that such mutual releases shall cease to be effective if and only if (a) the 9019 and Sale Order, including the approval of the Transaction, is reversed on appeal by a final, non-appealable order and (b) the Acquired Assets (as defined in the Program Transfer Agreement) are returned to PB (the occurrence of both (a) and (b), the “Transaction Reversion”). a. PB Release. PB, on behalf of itself, its chapter 11 estate, and its successors and assigns, hereby forever waives, releases, and discharges SFJ and its Representatives and Affiliates (including SPI) from any and all claims, actions, demands, payments, proceedings, causes of action (including, without limitation, estate causes of action, any claims sounding in contract or tort, fraud, misrepresentation violation of statute or regulation, and breach of duty of good faith and/or based on contractual or equitable subrogation, any alleged conflict of interest or an ethical violation), obligations, loss, duties, benefits, fees, costs, accounts, rights, suits, controversies, awards, judgments, agreements, promises, damages (including, but not limited to, punitive, multiple, exemplary, or extra-contractual damages), offsets, remedies, penalties, debts, liabilities, interest, expenses, attorneys’ fees, or other relief of any kind or character, or rights to any of the foregoing, whether under the Bankruptcy Code or under State or other applicable Law, whether known or unknown, contingent or not contingent, suspected or unsuspected, asserted or unasserted, unforeseen, unanticipated or latent, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertible directly or derivatively, at law, in equity, contractual or otherwise, that PB or its chapter 11 estate had on or before the Execution Date against SFJ or its Representatives and Affiliates based on or relating to, or in any manner arising from, in whole or in part, the CDA, the CSA, PB’s in- or out-of-court restructuring efforts, the Prepetition Litigation, the Adversary Proceeding, or the Chapter 11 Case. Notwithstanding anything herein to the contrary, the PB Release shall not release any rights or obligations under this Settlement Agreement, the Program Transfer Agreement, or the 9019 and Sale Order. b. SFJ Release. SFJ, on behalf of itself, SPI, and each of its successors and assigns, hereby forever waives, releases, and discharges PB and its Representatives and Affiliates from any and all claims, actions, demands, payments, proceedings, causes of action (including, without limitation, estate causes of action, any claims sounding in contract or tort, fraud, misrepresentation violation of statute or regulation, and breach of duty of good faith and/or based on contractual or equitable subrogation, any alleged conflict of interest or an ethical violation), obligations, loss, duties, benefits, fees, costs, accounts, rights, suits, controversies, awards, judgments, agreements, promises, damages (including, but not limited to, punitive, multiple, exemplary, or extra-contractual damages), offsets, remedies penalties, debts, liabilities, interest, expenses, attorneys’ fees, or other relief of any kind or character, or rights to any of the foregoing, whether under the Bankruptcy Code or under State or other applicable Law, whether known or unknown, contingent or not contingent, suspected or unsuspected, asserted or unasserted, unforeseen, unanticipated or latent, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertible directly or derivatively, at law, in equity, contractual or otherwise, that SFJ had on or before the Execution Date against PB or its Representatives and Affiliates based on or

8 relating to, or in any manner arising from, in whole or in part, the CDA, the CSA, PB’s in- or out- of-court restructuring efforts, the Prepetition Litigation, the Adversary Proceeding, or the Chapter 11 Case. Notwithstanding anything herein to the contrary, the SFJ Release shall not release any rights or obligations under this Settlement Agreement, the Program Transfer Agreement, or the 9019 and Sale Order. 5. Release of Security Interest and Liens. Upon the occurrence of the Effective Date of this Settlement Agreement, any and all of SFJ’s security interests and liens in PB’s assets other than the Acquired Assets shall be deemed fully released and terminated, and SFJ shall file a UCC termination statement with the Delaware Secretary of State and authorizes PB to do so on its behalf; provided, however, that such release and termination of SFJ’s security interests and liens shall cease to be effective if and only if a Transaction Reversion occurs. 6. Dismissal of Pending Actions with Prejudice. SFJ agrees that, upon the occurrence of the Effective Date of this Settlement Agreement, SFJ shall dismiss with prejudice its counterclaims in the Adversary Proceeding and the Prepetition Litigation. PB agrees that, upon the occurrence of the Effective Date of this Settlement Agreement, PB shall dismiss its Complaint in the Adversary Proceeding with prejudice. 7. Bankruptcy Court Approval. PB shall file a motion (the “9019 Motion”) with the Bankruptcy Court, which shall be in form and substance reasonably acceptable to SFJ, seeking entry of the 9019 and Sale Order on or before December 15, 2022. 8. Representations and Warranties. a. Each Party hereby represents and warrants as to itself that, as of the Execution Date: i. Power and Authority. Subject to the entry of the 9019 and Sale Order, it has the corporate power to execute, deliver, and carry out the terms and provisions of this Settlement Agreement, has taken all necessary corporate, shareholder or other organizational action (including any consents required by law or by their respective organizational documents) to authorize the execution, delivery, and performance of this Settlement Agreement, and has not assigned or otherwise transferred any of the claims or causes of action released by this Settlement Agreement. ii. Enforceability. This Settlement Agreement, when executed and delivered by the Parties, constitutes or will constitute an authorized, valid, and legally binding obligation enforceable in accordance with its terms, subject only to entry of the 9019 and Sale Order and satisfaction of the other conditions precedent in Section 9 hereof. iii. No Violation of Agreements; Absence of Conflicts. The execution and delivery of this Settlement Agreement, the consummation of the transactions contemplated hereunder, and compliance with the terms and provisions of this Settlement Agreement, in each case, by such

9 Party, will not: (i) require any consent or approval, governmental or otherwise, not already obtained, other than the 9019 and Sale Order, (ii) violate any law or judgment respecting any such Party or any of its direct or indirect subsidiaries, or (iii) conflict with, result in a breach of, or constitute a default under, the organizational documents of any such Party or any of its direct or indirect subsidiaries, or under any indenture, agreement, license or other instrument to which any Party or any of its direct or indirect subsidiaries is a party or by which any of them or their respective properties may be bound. 9. Conditions Precedent. a. On or prior to the Execution Date: i. The Parties shall execute and deliver a fully executed version of this Settlement Agreement; and ii. PB shall provide to SFJ, and SFJ shall provide to PB, corporate resolutions authorizing the execution and delivery of this Settlement Agreement. b. The effectiveness of this Settlement Agreement is conditioned on the occurrence of the following, the date on which such conditions are satisfied constituting the “Effective Date”: i. The entry of a final order by the Bankruptcy Court on or before December 31, 2022, or as soon thereafter as is practicable based on the Bankruptcy Court’s availability, in substantially the form attached hereto as Exhibit 2, or in other form and substance acceptable to PB and SFJ, among other things (1) approving the Settlement Agreement and the Program Transfer Agreement, (2) authorizing PB to complete all transactions contemplated under the Settlement Agreement and the Program Transfer Agreement, (3) authorizing the sale of the Acquired Assets to SFJ pursuant to section 363 of the Bankruptcy Code free and clear of any Encumbrances, (4) granting a waiver of the 14-day stay under Bankruptcy Rules 6004(h) and 6006(d) such that any order approving the 9019 Motion would be effective immediately upon entry (the “9019 and Sale Order”), and (5) approving and directing the immediate and indefeasible payment in full of the DIP Obligations by the Debtor from the Closing Consideration; and ii. The closing of the Transaction, including (1) the payment of the Closing Consideration, (2) the indefeasible satisfaction of the DIP Obligations in full by the Direct DIP Payoff, and (3) the satisfaction

10 of the conditions precedent set forth in the Program Transfer Agreement. c. The forgoing conditions to effectiveness may be waived, in whole or in part, with the written consent (which may be via e-mail among counsel) of PB, SFJ, and, solely with respect to the conditions in sections 9(b)(i)(5) and 9(b)(ii)(2), the DIP Lender. 10. Non-Disparagement. The Parties (on behalf of themselves and their respective current officers, principals, directors, affiliates, subsidiaries, parents, agents, attorneys, authorized representatives, employees, successors, and assigns (as applicable) (collectively, the “Related Parties”) agree to refrain from any Disparaging Actions (as defined herein) regarding each other Party and its Related Parties and such parties’ products and/or services. “Disparaging Actions” shall mean publicizing any negative statement regarding the other Party, its Related Parties, or such parties’ products and/or services, or taking affirmative actions that a Party intends to or reasonably believes will have the effect of casting another Party or its Related Parties, its business operations, products, services, business acumen and/or decision making in a negative light. If any Party believes that a Disparaging Action has occurred, that Party shall promptly give notice and a detailed explanation of the Disparaging Action to the alleged disparaging Party, who shall have five (5) calendar days to retract or otherwise cure any such Disparaging Action. For the avoidance of doubt, the Parties agree that the Parties have not, will not, and will direct their Related Parties not to asperse, defame, disparage, libel, malign, slander, slur, or vilify the other Party in any manner and/or for any reason whatsoever. 11. Miscellaneous. a. Headings. The headings of the sections and subsections of this Settlement Agreement are for convenience only and shall not be used in the interpretation of this Settlement Agreement. b. Amendment or Waiver. This Settlement Agreement may not be amended, modified or waived except by written instrument executed by officers or duly authorized representatives of the respective Parties. No waiver or failure of enforcement by any Party of any default by any other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner a release of the defaulting Party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner a release of the defaulting Party from, future performance of the same provision, condition or requirement; nor shall any delay or omission of any non-defaulting Party to exercise any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter. c. Notices. Unless otherwise provided in this Settlement Agreement, all notices or demands by any party relating to this Settlement Agreement shall be in writing and shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or electronic mail, to each Party at its address set forth below: If to PB: PhaseBio Pharmaceuticals, Inc.

11 1 Great Valley Parkway, Suite 30 Malvern, PA 19355 Attention: Jonathan Mow, CEO and Kris Hanson, SVP & General Counsel Email: jonathan.mow@phasebio.com; kris.hanson@phasebio.com with a courtesy copy (which shall not constitute notice) to: Cooley LLP 1299 Pennsylvania Avenue, NW Suite 700 Washington, D.C. 20004-2400 Attention: Cullen D. Speckhart Email: cspeckhart@cooley.com If to SFJ: SFJ Pharmaceuticals X, Ltd. SIX, 2nd Floor, Cricket Square PO Box 2681 Grand Cayman, KY1-1111 Cayman Islands Attention: Robert DeBenedetto Email: robert.debenedetto@sfj-pharma.com with a courtesy copy (which shall not constitute notice) to: Orrick Herrington & Sutcliffe LLP 51 West 52nd Street New York, NY 10019-6142 Attention: Raniero D’Aversa Email: rdaversa@orrick.com d. Severability. Any provision of this Settlement Agreement that is prohibited or not enforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of the prohibition or lack of enforceability without invalidating the remaining provisions of this Settlement Agreement or affecting the validity or enforceability of those provisions in another jurisdiction or the validity or enforceability of this Settlement Agreement as a whole. e. Assignment. This Settlement Agreement is personal to PB and SFJ and shall not be transferred or assigned to any Person (whether as part of or in connection with a merger, acquisition, sale of assets or other business combination or reorganization) without the prior written consent of SFJ or PB, respectively; provided, however, that PB may transfer or assign its rights under this Settlement Agreement to a liquidating trustee or other estate representative in connection with a confirmed plan in the Chapter 11 Case. f. Entire Agreement and Conflict with Attachments. Other than as set forth specifically herein, this Settlement Agreement (including all schedules and exhibits hereto)

12 contains the entire and exclusive agreement between the Parties with respect to the subject matter hereof, and there are no other promises, representations, or warranties affecting it. This Settlement Agreement constitutes one indivisible contract, and this Settlement Agreement would not have been made on the terms herein if it was not a single indivisible contract. The terms of this Settlement Agreement may not be contradicted, explained or supplanted by any usage of trade, course of dealing or course of performance and any other representation, promise, statement or warranty made by either Party or their agents that differs in any way from the terms contained herein will be given no force or effect. In the case of any conflict between the body of this Settlement Agreement and any of its exhibits, the terms contained in the exhibits will govern. g. Governing Law. The construction and validity of this Agreement and the provisions hereof, and the rights and obligations of the Parties hereunder, will be governed by the internal laws of the State of Delaware, USA, and, to the extent applicable to patents and trademarks, the applicable federal laws of the USA, in each instance without regard to conflict of laws principles. The Bankruptcy Court shall retain jurisdiction to interpret and enforce the terms of this Settlement Agreement. h. Counterparts. This Settlement Agreement may be executed in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when so executed and delivered (including by facsimile or electronic mail transmission), will be deemed original but all of which together will constitute one and the same instrument. i. Further Assurances. Subject to the terms and conditions of this Settlement Agreement, each of the Parties hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Settlement Agreement. j. No Admissions. Nothing herein is an admission of any kind and it is understood and agreed that this Settlement Agreement represents the compromise of disputed claims and is not to be construed as an admission of liability by either of the Parties. If the Transaction described herein is not consummated for any reason, including but not limited to because the 9019 and Sale Order is not approved or SFJ’s acquisition of the bentracimab assets fails to occur, all Parties reserve any and all of their respective rights. k. No Third-Party Beneficiaries. Nothing contained in this Settlement Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any Person other than the Parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Settlement Agreement; provided, however, that the Persons receiving releases under this Settlement Agreement are third-party beneficiaries of such releases. l. No Strict Construction. The Parties to this Settlement Agreement have participated jointly in the negotiation and drafting of this Settlement Agreement. In the event an ambiguity or question of intent or interpretation arises with respect to this Settlement Agreement, this Settlement Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Settlement Agreement.

13 m. Specific Performance. The Parties hereby acknowledge that the rights of the Parties under this Settlement Agreement are unique and that remedies at law for breach or threatened breach of any provision of this Settlement Agreement would be inadequate and, in recognition of this fact, agree that, in the event of a breach or threatened breach of the provisions of this Settlement Agreement, in addition to any remedies at law, the Parties shall, without posting any bond, be entitled to seek to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available and the Parties hereby waive any objection to the imposition of such relief. [Remainder of page Intentionally Left Blank]

In witness whereof, this Settlement Agreement has been executed by the respective duly authorized representatives of each Party as indicated by their signatures below. PHASEBIO PHARMACEUTICALS, INC. By: _______________________________ Name: Jonathan Mow Title: Chief Executive Officer Date: ______________________________ SFJ PHARMACEUTICALS X, LTD. By: _______________________________ Name: Title: Date: ______________________________

EXHIBIT 1 Program Transfer Agreement

EXHIBIT 2 9019 and Sale Order